Exhibit 99.1

Sonim Announces Receipt of Nasdaq Listing Determination; Requests Hearing and Further Stay

Remains Focused on Driving Revenue Growth, Achieving Profitability with Current Balance Sheet

San Diego, Calif. (February 21, 2023) — Sonim Technologies (Nasdaq: SONM) today announced that it requested a hearing pertaining to the notice by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) received on February 14, 2023.

The notice from the Staff stated that based upon the Company’s non-compliance with the $1.00 bid price requirement for continued listing on The Nasdaq Capital Market, the Company’s common stock was subject to delisting unless the Company timely requests a hearing before a Nasdaq Hearings Panel (the “Panel”) to address the deficiency.

The Company has requested a hearing before the Panel, which will stay any further delisting action by the Staff at least pending the ultimate outcome of the hearing and the expiration of any extension that may be granted by the Panel. Sonim’s common stock will remain listed and eligible for trading on Nasdaq at least pending the conclusion of the hearing process. At the hearing, the Company will present its plan to evidence compliance with all applicable Nasdaq listing criteria.

“As anticipated, we received formal notice from Nasdaq on February 14 and requested a hearing, which stays any action on the matter pending our presentation to the hearings panel,” said Peter Liu, Sonim’s Chief Executive Officer. “Sonim has measures in place to regain compliance with the minimum bid price rule, including an existing reverse split authorization, should it be needed. We will make additional disclosures as we receive updates from Nasdaq.”

Mr. Liu added, “We continue to grow Sonim’s business and improve operating performance in accordance with our new management team’s plan. We have announced expected fourth quarter 2022 revenue in excess of $24 million, representing a 51% or more increase in revenue year-over-year as we scale our fully refreshed line of best-in-class rugged mobile devices with Tier-1 carriers and expand into large and underserved adjacent markets. We have also significantly reduced operating costs toward our goal to drive the Company to profitability on our current balance sheet. Sonim is just getting started, and we will continue to expand our device offerings with new core industrial and consumer durable applications in 2023 in order to achieve our goals and drive stockholder value.”

Achieving at least $24 million in fourth-quarter revenue would represent sequential growth of at least 17% from revenue of $20.5 million in the third quarter of 2022 and year-over-year growth of at least 51% from revenue of $15.9 million in the fourth quarter of 2021. Sonim previously embarked on a refreshed growth strategy in mid-2022 under the direction of the new management team in conjunction with a refreshed balance sheet it believes is adequate to propel the Company to profitability.

About Sonim Technologies, Inc.

Sonim Technologies is a leading U.S. provider of ultra-rugged, rugged and consumer durable mobile devices designed to provide extra protection for users that demand more durability in their work and everyday lives. We currently sell our ruggedized mobility solutions to several of the largest wireless carriers in the United States — including AT&T, T-Mobile and Verizon — as well as the three largest wireless carriers in Canada — Bell, Rogers and Telus Mobility. Our ruggedized phones and accessories are also sold through distributors in North America and Europe. Sonim devices and accessories connect users with voice, data, workflow and lifestyle applications that enhance the user experience while providing an extra level of protection. For more information, visit www.sonimtech.com.

Important Cautions Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements relate to, among other things, the projected revenue growth and the strategic expansion plans of Sonim and Sonim’s ability to regain compliance with the Nasdaq Listing Rules and secure continued listing of its common stock on Nasdaq. These forward-looking statements are based on Sonim’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Sonim, all of which are subject to change. Forward-looking statements generally can be identified by the use of forward-looking terminology such as, “future”, “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Factors that may cause actual results to differ materially include, but are not limited to, the following: Sonim’s ability to continue as a going concern and improve its liquidity and financial position; Sonim’s exploration of strategic or financial alternatives may not result in any transaction or alternative that enhances value; risks related to Sonim’s ability to comply with the continued listing standards of the Nasdaq Stock Market and the potential delisting of Sonim’s common stock; Sonim’s ability to continue to develop solutions to address user needs effectively, including its next generation products; anticipated sales levels of both new and legacy products; Sonim’s reliance on its channel partners to generate a substantial majority of its revenues; the limited operating history in Sonim’s markets; Sonim’s ongoing restructuring and transformation of its business; the variation of Sonim’s quarterly results; the lengthy customization and certification processes for Sonim’s wireless carries customers; the impact of global macroeconomic events, inflation, and the COVID-19 pandemic; and the ongoing Securities and Exchange Commission investigation on Sonim’s business, as well as the other risk factors described under “Risk Factors” included in Sonim’s most recent Annual Report on Form 10-K and any subsequent quarterly filings on Form 10-Q filed with the Securities and Exchange Commission (available at www.sec.gov). Sonim cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Sonim assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

Sonim Technologies Contacts

Matt Kreps, Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

(214) 597-8200